Exhibit 99.1

Lifeward Reports Second Quarter 2024 Financial Results

Record ReWalk revenue with 20 systems placed

Q2’24 revenue of $6.7M up over 400% compared to $1.3M in Q2’23

Medicare claims for submissions from prior quarters beginning to be paid

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, August 15, 2024 – ReWalk Robotics Ltd. (DBA Lifeward™), (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions to revolutionize what is possible in rehabilitation, recovery, and the pursuit of life’s passions in the face of physical limitation or disability, today announced its financial results for the three months and six months ended June 30, 2024.

Recent Highlights and Milestones for Lifeward

•	The CMS Home Health Rule and Medicare Pricing achieved by Lifeward is now fully functional with widespread approvals and the beginning of payments from our 2023 and first-half 2024 submissions.

•
With the experience of access for Medicare beneficiaries, physicians are now able to actively write prescriptions with confidence that on-label SCI individuals have access to this innovative walking and stair climbing technology.

•
In June, Lifeward successfully launched the latest generation of Differential Air Pressure Anti-Gravity Technology with its new NEO product line. The NEO provides features that are aligned for independent clinics seeking to offer this advanced technology.

•
In June, Lifeward completed its FDA submission for its 7th generation ReWalk design which will further enhance use of the system in all aspects of daily life and further establish Lifeward as the most experienced personal exoskeleton company in the world.

“We are succeeding with the basics of execution with building a Medicare processing pipeline and by successfully getting paid. In addition our integration of two companies has expanded our scale and positions us well for the coming quarters” said Larry Jasinski, Chief Executive Officer of Lifeward. “The ability to drive growth and to cut and leverage expenses are the meaningful output of these achievements.

Second Quarter 2024 Financial Results

Revenue was $6.7 million in the second quarter of 2024, compared to $1.3 million during the second quarter of 2023, up $5.4 million, or over 400%. Revenue from the sale of its historical products and services including ReWalk exoskeletons, MyoCycles, and ReStore exo-suits was $3.1 million, up $1.8 million, or 131% compared to the prior year. This performance was primarily driven by an increase in ReWalk system revenue from the expansion of access through Medicare coverage.  Revenue from the sale of AlterG products and services was $3.6 million, a sequential improvement of $0.8 million vs. the first quarter of 2024.  The Company expects continued sequential improvement in sales effectiveness through the rest of 2024 as further impact of the commercial integration activity takes hold.

Gross margin was 41.1% during the second quarter of 2024, compared to 43.1% in the second quarter of 2023. On a non-GAAP basis, which excludes the amortization of purchase price allocation adjustments and stock compensation expense listed in the attached non-GAAP reconciliation table, adjusted gross margin was 46.9% in the second quarter of 2024, compared to 43.3% in the second quarter of 2023, a 3.6 percentage point increase. This improvement is primarily attributable to higher volumes of ReWalk product sales which resulted in greater absorption of operations and overhead costs.

Total operating expenses in the second quarter of 2024 were $7.2 million, compared to $5.7 million in the second quarter of 2023.  On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $6.9 million in the second quarter of 2024, compared to $4.5 million in the second quarter of 2023, a $2.3 million increase.  This increase is primarily due to the addition of headcount and outside spending from the acquisition of AlterG and investment in additional commercial resources.

Operating loss in the second quarter of 2024 was $4.4 million, compared to $5.2 million in the second quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $3.7 million in the second quarter of 2024, compared to a loss of $3.9 million in the second quarter of 2023.

Net loss was $4.3 million, or $0.50 per share, for the second quarter of 2024, compared to a net loss of $4.6 million, or $0.55 per share, in the second quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $3.6 million, or $0.42 per share, in the second quarter of 2024, compared to $3.4 million, or $0.40 per share, during the second quarter of 2023.

Liquidity

As of June 30, 2024, ReWalk had $15.1 million in unrestricted cash and cash equivalents on its balance sheet with no debt.  During the second quarter of 2024, cash used in operations was $5.6 million, which was adversely affected by long lead times required by the Medicare Administrative Contractors to set up and commence initial claims payments. At the end of the second quarter of 2024, Lifeward had $2.6 million of accounts receivable for Medicare claims that had been submitted in 2023 and the first half of 2024 which have begun to be paid subsequent to the end of the second quarter.

Financial Guidance

Following the results of the second quarter of 2024, Lifeward continues to expect full year revenue of between $28 million to $32 million in 2024.  Based on the expanded access to ReWalk systems from the recently established Medicare coverage and continued improvement of sales traction by the new commercial team, Lifeward expects sequential improvement in quarterly revenue through the rest of 2024.

Conference Call

Lifeward management will host its conference call as follows:

Date	August 14, 2024
Time	8:30 AM EDT
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647560
Access code	Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)	https://edge.media-server.com/mmc/p/i8mtrha9

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/i8mtrha9 or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity systems, the ReStore Exo-Suit, and the MyoCycle FES Systems.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

ReWalk®, ReStore® and Alter G® are registered trademarks of ReWalk Robotics Ltd. (DBA Lifeward) and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the Company’s ability to realize the anticipated benefits of the acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; the effect of the AlterG acquisition on the ability of the Company to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; potential litigation in connection with the AlterG acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company’s ability to manage challenges and expenses associated with activist shareholder activities, including litigation; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward Media Relations:
LifeSci Communications
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward
E: ir@golifeward.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$6,707	$1,337	$11,990	$2,567
Cost of revenues	3,950	761	7,838	1,420
Gross profit	2,757	576	4,152	1,147
Operating expenses:
Research and development, net	1,205	816	2,496	1,568
Sales and marketing	4,403	2,504	9,417	4,988
General and administrative	1,592	2,414	3,184	4,124
Total operating expenses	7,200	5,734	15,097	10,680
Operating loss	(4,443)	(5,158)	(10,945)	(9,533)
Financial income, net	144	558	376	636
Loss before income taxes	(4,299)	(4,600)	(10,569)	(8,897)
Taxes on income	5	42	11	66
Net loss	$(4,304)	$(4,642)	$(10,580)	$(8,963)
Net loss per ordinary share, basic and diluted	$(0.50)	$(0.55)	$(1.23)	$(1.05)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted (1)	8,608,937	8,502,201	8,599,520	8,502,184

(1) Reflects our one-for-seven reverse share split that became effective on March 15, 2024.

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2024	2023
	(Unudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$15,131	$28,083
Trade receivables, net	5,269	3,120
Prepaid expenses and other current assets	2,046	2,366
Inventories	7,193	5,653
Total current assets	29,639	39,222
Restricted cash and other long term assets	430	784
Operating lease right-of-use assets	1,257	1,861
Property and equipment, net	1,257	1,262
Intangible Assets	10,862	12,525
Goodwill	7,538	7,538
Total assets	$50,983	$63,192
Liabilities and equity
Current liabilities
Trade payables	4,849	5,069
Current maturities of operating leases	1,167	1,296
Other current liabilities	3,954	4,854
Earnout	-	576
Total current liabilities	9,970	11,795

Non-current operating leases	123	607
Earnout	2,800	2,716
Other long-term liabilities	1,403	1,564
Shareholders’ equity	36,687	46,510
Total liabilities and equity	$50,983	$63,192

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2024	2023

Net cash used in operating activities	$(13,290)	$(8,739)

Net cash used in financing activities	-	(986)

Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(15)	5
Decrease in cash, cash equivalents, and restricted cash	(13,305)	(9,720)
Cash, cash equivalents, and restricted cash at beginning of period	28,792	68,555
Cash, cash equivalents, and restricted cash at end of period	$15,487	$58,835

ReWalk Robotics Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenues based on customer’s location:
United States	3,849	924	7,596	1,801
Europe	2,308	411	3,477	735
Asia - Pacific	214	1	394	29
Rest of the world	336	1	523	2
Total Revenues	$6,707	$1,337	$11,990	$2,567

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in thousands, except per share data	2024	2023	2024	2023

GAAP net loss	$(4,304)	$(4,642)	$(10,580)	$(8,963)
Adjustments:
Amortization of intangible assets	832	-	1,663	-
M&A transaction	-	894	(467)	1,044
Integration/Rebranding costs	-	-	236	-
Remeasurement of earnout liability	(488)	-	(492)	-
Stock-based compensation expenses	376	318	757	622

Non-GAAP net loss	$(3,584)	$(3,430)	$(8,883)	$(7,297)

Shares used in net loss per share	8,608,937	8,502,201	8,599,520	8,502,184

Non-GAAP net loss per share	$(0.42)	$(0.40)	$(1.03)	$(0.86)

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(4,443)	(66.2)%	$(5,158)	(385.8)%	$(10,945)	(91.3)%	$(9,533)	(371.4)%

Amortization of intangible assets	832	12.4%	-	-	1,663	13.9%	-	-
M&A transaction	-	-	894	66.9%	(467)	(3.9)%	1,044	40.7%
Integration/Rebranding costs	-	-	-	-	236	2.0%	-	-
Remeasurement of earnout liability	(488)	(7.3)%	-	-	(492)	(4.1)%	-	-
Stock-based compensation expenses	376	5.6%	318	23.8%	757	6.3%	622	24.2%

Non-GAAP operating loss	$(3,723)	(55.5)%	$(3,946)	(295.1)%	$(9,248)	(77.1)%	$(7,867)	(306.5)%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$2,757	41.1%	$576	43.1%	$4,152	34.6%	$1,147	44.7%
Adjustments:
Amortization of intangible assets	383	5.7%	-	-	766	6.4%	-	-
Stock-based compensation expenses	5	0.1%	3	0.2%	9	0.1%	1	-

Non-GAAP gross profit	$3,145	46.9%	$579	43.3%	$4,927	41.1%	$1,148	44.7%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$1,205	18.0%	$816	61.0%	$2,496	20.8%	$1,568	61.1%
Adjustments:
Stock-based compensation expenses	(46)	(0.7)%	(34)	(2.5)%	(92)	(0.8)%	(66)	(2.6)%

Non-GAAP research & development	$1,159	17.3%	$782	58.5%	$2,404	20.0%	$1,502	58.5%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$4,403	65.6%	$2,504	187.3%	$9,417	78.5%	$4,988	194.3%
Adjustments:
Amortization of intangible assets	(383)	(5.7)%	-	-	(765)	(6.4)%	-	-
Integration/Rebranding costs	-	-	-	-	(193)	(1.6)%	-	-
Stock-based compensation expenses	(107)	(1.6)%	(83)	(6.2)%	(218)	(1.8)%	(164)	(6.4)%

Non-GAAP sales & marketing	$3,913	58.3%	$2,421	181.1%	$8,241	68.7%	$4,824	187.9%

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$1,592	23.7%	$2,414	180.6%	$3,184	26.6%	$4,124	160.7%
Adjustments:
M&A transaction	-	-	(894)	(66.9)%	467	3.9%	(1,044)	(40.7)%
Amortization of intangible assets	(66)	(1.0)%	-	-	(132)	(1.1)%	-	-
Integration/Rebranding costs	-	-	-	-	(43)	(0.4)%	-	-
Remeasurement of earnout liability	488	7.3%	-	-	492	4.1%	-	-
Stock-based compensation expenses	(218)	(3.3)%	(198)	(14.8)%	(438)	(3.7)%	(391)	(15.2)%

Non-GAAP general & administrative	$1,796	26.7%	$1,322	98.9%	$3,530	29.4%	$2,689	104.8%